EXHIBIT A
                           ---------

        Pursuant to Rule 13d-1(f)(1)(iii) of Regulation
   13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this
   Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

   Dated:    February 20, 1998

   SCORPION ACQUISITION, LLC


   By:  /s/ Nuno Brandolini
        -------------------
        Nuno Brandolini,
        one of its members



        /s/ Paul Caland
   ------------------------
        Paul Caland